Exhibit 21

                                 SUBSIDIARIES OF
                             SFBC INTERNATIONAL, INC

Clinical Pharmacology International, Inc.
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            Incorporated:                                    Florida

SFBC Analytical Laboratories, Inc.
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            Incorporated:                                    Florida

SFBC Ft. Myers, Inc.
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            Incorporated:                                    Florida

SFBC New Drug Services, Inc.
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            Incorporated:                                    Florida

South Florida Kinetics, Inc.
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Doing business as South Florida Bioavailability Clinic
            Incorporated:                                    Florida

11190 Biscayne, LLC
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A Florida Limited Liability Company
            Incorporated:                                    Florida

SFBC Canada, Inc.
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            Incorporated:                                    Canada

Anapharm, Inc.
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           Incorporated:                                     Province of Quebec

Daedel Management & Investment, Inc.
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           Incorporated:                                     Province of Ontario

SFBC New Drug Services Canada, Inc.
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(Formerly known as Danapharm Clinical Research, Inc.)
           Incorporated:                                     Province of Ontario

Synfine Research, Inc.
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           Incorporated:                                     Province of Ontario

SFBC Europe, B.V.
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           Incorporated:                                     Netherlands